Exhibit 10.03
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

CLIFFORD CHANCE US LLP

EXECUTION VERSION

DATED AS OF SEPTEMBER 27, 2023
AMONG SUNRISE ASSET MANAGEMENT, LLC, as Mortgagor, BANK OF UTAH, as Account Bank, AND BANK OF UTAH, not in its individual capacity but solely as Security Trustee, as Mortgagee
MORTGAGE AND SECURITY AGREEMENT

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TABLE OF CONTENTS
Page

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Exhibit A - Form of Mortgage and Security Agreement Supplement

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MORTGAGE AND SECURITY AGREEMENT, dated as of September 27, 2023 (this "Mortgage"), between SUNRISE ASSET MANAGEMENT, LLC, a Nevada limited liability company (the "Mortgagor"), and BANK OF UTAH, as the holder and debtor in respect of the below-defined Collection Account (the "Account Bank"), and BANK OF UTAH, not in its individual capacity but solely as security trustee for the benefit of the Secured Parties (together with its successors and assigns in such capacity, the "Mortgagee").
WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;
WHEREAS, the Mortgagor, as borrower, has entered into that certain Credit Agreement, dated as of the date hereof (the "Credit Agreement"), between, amongst others, BNP Paribas as administrative agent (the "Administrative Agent"), the Lenders party thereto, and the Mortgagee;
WHEREAS, pursuant to the Credit Agreement, the Mortgagor will borrow Loans from the Lenders, the proceeds of which will be used by the Mortgagor, among other things, to finance or refinance the purchase of the Aircraft;
WHEREAS, the Mortgagor desires by this Mortgage, among other things, to grant to the Mortgagee a first-priority Lien on the Collateral in accordance with the terms hereof, as security for the Obligations; and
WHEREAS, subject to the execution and delivery by the Mortgagor of a Mortgage Supplement, all things necessary to make this Mortgage the valid, binding and legal obligation of the Mortgagor for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.
GRANTING CLAUSE
NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH that, to secure (A) the payment of the principal of, Breakage Loss, if any, interest on, Prepayment Fee, and all other fees and amounts due with respect to, all Loans from time to time outstanding according to their tenor and effect, and to secure the performance and observance by the Mortgagor of the covenants and provisions contained herein and in the Credit Agreement and the other Basic Documents to which the Mortgagor is a party, (B) the performance and observance by the Lessee of the Lessee's obligations under each Lease, (C) the payment by the Mortgagor of all other amounts owing by the Mortgagor under the Credit Agreement and the other Basic Documents to which the Mortgagor is a party and (D) obligations owed by Lessee under the Lessee Guarantee Agreement (collectively, the "Obligations"), and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, by its execution and delivery of a Mortgage Supplement, the Mortgagor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Secured Parties, a security interest in and mortgage Lien on all right, title and interest of the Mortgagor in, to and under the following property, rights and privileges (which collectively, excluding Excluded Payments, but including all property hereafter specifically subjected to the Lien of this Mortgage by the terms hereof or any mortgage supplemental hereto, are included within the Collateral and are referred to as the "Collateral"):
(1)    each Aircraft and other equipment more particularly described in each Mortgage Supplement to be executed and delivered as provided in this Mortgage (each of which, if

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constituting an Engine related thereto, is an engine of 1750 or more rated takeoff horsepower or the equivalent of such horsepower) as the same is now and will hereafter be constituted, whether now owned by the Mortgagor or hereafter acquired and subjected to the Lien hereof, or leased or intended to be leased under any Lease, and in the case of the Engines, whether or not any such Engine shall be installed in or attached to the related Airframe, together with (a) all Parts of whatever nature, which are from time to time incorporated or installed in or attached to such Aircraft and such Parts whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations thereto (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts) and (b) all Aircraft Documentation relating thereto;
(2)    any lease of the Aircraft described in the preceding clause (1), including any lease identified in a Mortgage Supplement, including, but not limited to, (x) all rents or other amounts or payments of any kind paid or payable by the lessee under such lease (including, but not limited to, all claims for damages or other sums arising upon loss of use of or requisition of title or use of, such Aircraft (or any part thereof) at any time subject to such lease or upon any event of default specified therein (hereinafter referred to as a "Lease Event of Default")) with respect to such lease, if any, whether cash, or in the nature of a guarantee, letter of credit, credit insurance, lien on or security interest in property or otherwise for the obligations of the lessee thereunder as well as all rights of the Mortgagor to enforce payment of any such rents, amounts or payments, (y) all rights of the Mortgagor to exercise any election or option to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of such lease, as well as the rights, powers and remedies on the part of the Mortgagor, whether acting under such lease or by statute or at law or in equity, or otherwise, including all rights, if any, of Mortgagor under Section 1110 of the Bankruptcy Code, arising out of any default under such lease and (z) any right to restitution from the Lessee under such lease in respect of any determination of invalidity of such lease;
(3)    any Bills of Sale relating to the Aircraft; together with all rights, powers, privileges, licenses, easements, options and other benefits of the Mortgagor under each contract, agreement and instrument referred to in this clause (3), including, without limitation, the right to receive and collect all payments to the Mortgagor thereunder now or hereafter payable to or receivable by the Mortgagor pursuant thereto and the right of the Mortgagor to execute any election or option or to give any notice, consent, waiver or approval, to receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Mortgagor is or may be entitled to do thereunder and any right to restitution from any lessee or any other Person in respect of any determination of invalidity of any thereof;
(4)    all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage (excluding any revenue derived from the carriage of persons or property) including all payments or proceeds payable to the Mortgagor after termination of any Lease with respect to such Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Mortgagor in and to the same;
(5)    without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to such Aircraft or any part thereof, including but not limited to the required insurances under any Lease;

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(6)    without limiting the generality of the foregoing, all warranties, service contracts and overhaul agency agreements and all agreements of any subcontractor, supplier or vendor, and any and all other warranties, service contracts, product agreements in respect of the Aircraft and any Engine or part thereof, whether now existing or hereafter acquired, in each case, to the extent of Mortgagor's rights therein, to the extent assignable and enforceable, and to the extent not assigned to a lessee;
(7)    without limiting the generality of the foregoing, all monies and securities from time to time deposited or required to be deposited with the Mortgagee pursuant to any terms of this Mortgage, the Credit Agreement or any lease or required hereby or by any lease to be held by the Mortgagee hereunder as security for the obligations of any lessee under any lease or of the Mortgagor hereunder, including the Collection Account (and all Permitted Investments and cash and other amounts credited thereto); and
(8)    all proceeds of the foregoing;
excluding, however, all Excluded Payments and the right to specifically enforce the same or to sue for damages for the breach thereof as provided in the definition of "Excluded Payments", as the case may be.
The foregoing security assignment is subject to the provisions of Section 4.1 hereof.
Concurrently with the delivery of a Mortgage Supplement, the Mortgagor shall deliver to the Mortgagee the original executed Chattel Paper counterpart of each Lease as defined thereunder, including all amendments and letter agreements thereto.
TO HAVE AND TO HOLD all and singular the aforesaid property unto the Mortgagee, and its successors and assigns forever, for the equal and proportionate benefit and security of the Secured Parties, without (subject to the terms hereof) any preference, distinction or priority of any one over any other by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases, subject to the terms and provisions set forth in this Mortgage.
It is expressly agreed that anything herein contained to the contrary notwithstanding, (i) the Mortgagor shall remain liable as "Lessor" under each Lease and remain liable to perform its obligations under all Lease-related documentation and all other documents and instruments relating to the Leases and the Basic Documents and described in the granting clause (for the Mortgagor, its "Assigned Agreements") to perform all of its obligations thereunder to the same extent as if this Mortgage had not been executed, and nothing in any Assigned Agreement or this Mortgage shall relieve the Mortgagor of any of its obligations under the Assigned Agreements, (ii) neither the Mortgagee nor any Secured Party shall have any obligation or liability under any Assigned Agreement by reason of or arising out of this security assignment, nor shall the Mortgagee or any Secured Party be required or obligated in any manner to perform or fulfill any obligation of the Mortgagor under or pursuant to any Assigned Agreement, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or to take any other action to collect or enforce the payment of any amounts to which it or they may be entitled hereunder at any time or times and (iii) at any time when an Event of Default has occurred and is continuing and subject to the terms and conditions of this Mortgage and the other Basic Documents, at the Mortgagee's option, the Mortgagee may perform, or cause to be performed, all or any part of the obligations and agreements of the Mortgagor under any Assigned Agreement without releasing the Mortgagor therefrom; provided, however, the Mortgagee shall take any and all such actions in accordance with the terms and provisions of such Assigned Agreements.

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The Mortgagor does hereby constitute and appoint the Mortgagee the true and lawful attorney of the Mortgagor, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Mortgagor or otherwise), during the continuance of an Event of Default and subject to Section 3.1 hereof, to ask for, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of any of the Basic Documents and/or the Leases, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Mortgagee may deem to be necessary or advisable in the premises. Without limiting the generality of the foregoing, but subject to Section 3.1 hereof, during the continuance of any Event of Default under this Mortgage, the Mortgagee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines, and upon such purchase to execute and deliver in the name of and on behalf of the Mortgagor an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines in respect thereof, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of the Mortgagor or otherwise, which the Mortgagee may deem necessary or appropriate to protect and preserve the right, title and interest of the Mortgagee in and to such Rents and other sums and the security intended to be afforded hereby; provided that no action of the Mortgagee pursuant to this paragraph shall increase the obligations or liabilities of the Mortgagor to any Person beyond those obligations and liabilities specifically set forth in this Mortgage, the Leases and the other Basic Documents. The Mortgagor shall direct the Lessee, so long as this Mortgage shall not have been fully discharged, to make all payments of Collections (other than Scheduled Payments (unless there exists a continuing Event of Default) and Excluded Payments) to the Collection Account for application as provided in this Mortgage. The Mortgagor agrees that promptly upon receipt thereof, it will transfer to the Mortgagee any and all monies from time to time received by it constituting part of the Collateral and which it is not otherwise entitled to receive or hold hereunder, for distribution by the Mortgagee pursuant to this Mortgage.
The Mortgagor agrees that at any time and from time to time, upon the written request of the Mortgagee, it will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Mortgagee may reasonably deem necessary or desirable to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Mortgagee the full benefits of the security assignment hereunder and of the rights and powers herein granted. The Mortgagor will provide to the Mortgagee an irrevocable deregistration and export request authorization (as contemplated by Article XIII of the Protocol) for each Aircraft if applicable in such Aircraft's State of Registration from time to time.
The Mortgagor does hereby warrant and represent that it has not assigned or pledged, and hereby covenants and agrees that it will not assign or pledge, so long as the security assignment hereunder shall remain in effect, and the lien hereof shall not have been released pursuant to Section 6.1, any of its right, title or interest hereby assigned, to anyone other than the Mortgagee except as otherwise expressly provided herein or in any Basic Document.
It is hereby further agreed that any and all property described or referred to in the granting clauses hereof which is hereafter acquired and, if required, subjected to the Lien hereof by the Mortgagor shall ipso facto, and without any further conveyance, assignment or act on the part of the Mortgagor or the Mortgagee, become and be subject to the lien and security interest herein granted as fully and completely as though specifically described herein, but nothing

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contained in this paragraph shall be deemed to modify or change the obligations of the Mortgagor contained in the foregoing paragraphs.
Notwithstanding the granting clause or any of the preceding paragraphs, there is hereby excluded from the foregoing sale, transfer, assignment, grant, pledge and security interest all Excluded Payments.
IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:
Article I

DEFINITIONS; MORTGAGE SUPPLEMENTS
Section 1.1Reference to Other Documents. For all purposes of this Mortgage the terms used herein in capitalized form but not defined herein are used as defined in the Credit Agreement.
Section 1.2Mortgage Supplements. The Mortgagor and the Mortgagee shall enter into a Mortgage Supplement substantially in the form of Exhibit A attached hereto (the "Mortgage Supplement") for each Aircraft, in order to subject the Mortgagor and its related Aircraft and Lease described therein to the terms of this Mortgage. Each Mortgage Supplement shall incorporate therein all of the terms and conditions of this Mortgage and shall constitute a part of this Mortgage to the same extent as if the provisions hereof were set forth in full therein; provided that the terms of any Mortgage Supplement shall control, as to the Aircraft and Lease described in such Mortgage Supplement, over any inconsistent terms elsewhere in this Mortgage.
Article II

RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE COLLATERAL
Section 1.1Events of Loss; Dispositions; Etc. Except as otherwise provided in Section 2.2, any payments with respect to (i) any Aircraft as the result of an Event of Loss with respect to an Airframe or (ii) any Disposition, including all Casualty Proceeds and Sales Proceeds, shall be deposited in the Collection Account and, at such time such amount is required to be applied pursuant to Section 2.10 of the Credit Agreement, applied, together with the net earnings thereon, to the prepayment of the Loans in respect of such Aircraft and to all other amounts then payable hereunder by promptly, without delay, applying such funds:

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First,	to reimburse the Mortgagee and the Secured Parties for any reasonable out-of-pocket costs or expenses, if any (including any reasonable legal fees and expenses), incurred in connection with such prepayment;
Second,	as provided in clause "second" of Section 2.2 herein to the extent then due and payable under Section 2.10 of the Credit Agreement with respect to the Loans in respect of such Aircraft; and
Third,	the balance, if any, of such amounts remaining thereafter shall, so long as no Event of Default is continuing, be distributed to or at the direction of the Mortgagor.

Section 1.2Payments after Event of Default. Subject to the Agreement Among Lenders, all payments received and amounts held or realized by the Mortgagee (including any amounts realized by the Mortgagee from the exercise of any remedies pursuant to the Credit Agreement, a Lease or Article III hereof) after an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held in the Collection Account as part of the Collateral, shall be applied as follows upon receipt by the Mortgagee of written instructions from the Administrative Agent setting forth the amounts to be distributed pursuant to clauses first through third below:

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First,	so much of such payments or amounts as shall be required to reimburse the Mortgagee for any Taxes (excluding any Excluded Taxes), expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral) incurred by the Mortgagee (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, attorneys' fees and expenses, court costs and any other expenditures incurred or expenditures or advances made by the Mortgagee or advances made by any Secured Party to the Mortgagee in the protection, exercise or enforcement of any right, power or remedy by the Mortgagee, upon such Event of Default shall be applied by the Mortgagee in reimbursement of such expenses and any other expenses for which Mortgagee is entitled to reimbursement under any Basic Document;
Second,	so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Loans outstanding under the Credit Agreement, the accrued but unpaid interest thereon, the aggregate Breakage Loss, if any, Prepayment Fee (if applicable) and all other Obligations to the date of distribution; and
Third,	the balance, if any, of such payments or amounts remaining thereafter shall, so long as no Event of Default is continuing, be distributed to or at the direction of the Mortgagor.

Section 1.3Certain Payments.
(a)Any payments received by the Mortgagee for which no provision as to the application thereof is made in this Mortgage and for which such provision is made in a Lease, the Credit Agreement or any other Basic Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Lease, the Credit Agreement or such other Basic Document, as the case may be.
(b)Notwithstanding anything to the contrary contained in this Article II, any payments received by the Mortgagee which constitute Excluded Payments shall be distributed promptly upon receipt directly to the Person or Persons entitled thereto.
(c)The Mortgagee will make the distributions required by this Article II.
(d)Subject to Section 4.2 of the Credit Agreement, the Mortgagee, acting at the direction of the Lenders, may, as to any amount payable to the Mortgagee for application

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under any level of the waterfalls in Sections 2.1 and 2.2 to the Loans, apply monies received under such level to such obligations as relates to the various Loans as shall be so directed.
Section 1.4Other Payments.
(a)Except as otherwise provided in Section 2.2 or 2.3, any payments received by the Mortgagee for which no provision as to the application thereof is made in a Lease, the Credit Agreement, elsewhere in this Mortgage or in any other Basic Document shall be distributed to the extent received or realized at any time after payment in full of all Obligations, in the following order of priority:

First,	so much of such amounts as shall be required to pay any reasonable fees, expenses or any other outstanding amounts, if any, then due and owing to the Mortgagee pursuant to the terms of any Basic Document; and
Second,	the balance, if any, of such payments or amounts remaining thereafter shall be distributed to or at the direction of the Mortgagor.

Section 1.5Excluded Payments. All payments received by the Mortgagee which are Excluded Payments are not part of the Collateral and shall promptly be paid over by the Mortgagee to the Mortgagor or other Person owed such amounts.
Section 1.6Collection Account.
(a)The Mortgagee hereby establishes a cash collateral account, being bank [***] maintained at the Account Bank (the "Collection Account") in the name of and under the control of the Mortgagee into which there shall be deposited, at the direction of the Mortgagee, from time to time the Collections. The balance from time to time in the Collection Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied as herein provided. The balance from time to time in the Collection Account shall be subject to withdrawal only as provided herein. Subject to Sections 3.2 and 4.1(e) below, the Mortgagor shall have the right to receive all rents (including Rent), all amounts payable to the "Lessor" under the relevant Lease, and payments included in Excluded Payments, if any, under the relevant Lease.
(b)Any monies held in the Collection Account shall, until paid to the Mortgagor or otherwise applied in accordance with the terms hereof or the terms of the other Basic Documents, be invested by the Mortgagee as the Mortgagor may from time to time direct in writing (or orally and confirmed in writing) (it being understood that absent such a direction, there shall be no obligation to invest such monies) in Permitted Investments. There shall be promptly remitted to the Collection Account any gain (including interest received) realized as a result of any such investment (net or any, fees, commissions and other expenses, if any, incurred in connection with such investment or owed to the Mortgagee or any Secured Party under the Basic Documents), which gain shall be paid monthly by the Mortgagee to the Mortgagor.
(c)The Mortgagor shall take all actions necessary or reasonably requested by the Mortgagee to enable the Mortgagee at all times to maintain "control" (within the meaning of the applicable UCC) of, to the extent required to "perfect" (within the meaning of the UCC) the security interest in respect of, the Collection Account. The Account Bank represents, warrants and agrees that it is a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC)

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in respect of the Collection Account. The Account Bank will maintain the Collection Account as a "securities account" as such term is defined in Section 8-501(a) of the New York UCC with the Mortgagor as an "entitlement holder," and the Account Bank agrees that (a) the State of New York shall be deemed to be the "securities intermediary's jurisdiction" for purposes of the UCC (including, without limitation, Section 8-110 thereof), (b) it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Mortgagee without further consent by the Mortgagor and (c) each item of property (whether cash, a security, an instrument or any other property whatsoever, including all Permitted Investments) credited to the Collection Account shall be treated as a "financial asset" under Article 8 of the UCC. The Account Bank waives any claim or lien against the Collection Account it may have, by operation of law or otherwise, for any amount owed to it by the Mortgagor. The Mortgagor acknowledges that, following an Event of Default, the Mortgagee shall have the sole right and discretion, subject always to the terms of this Mortgage, to give all "entitlement orders" (as defined in Section 8-102(a)(8) of the New York UCC) with respect to the Collection Account and any and all financial assets and other property credited thereto to the exclusion of the Mortgagor.
Article III

REMEDIES
Section 1.1Remedies.
(a)If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then, and in every such case, the Mortgagee may at the instruction of the Required Lenders (subject to the Agreement Among Lenders) exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article III or any other Security Document (to the extent provided therein) and shall have and may exercise all of the rights and remedies of a secured party under the UCC and, to the extent applicable, the Cape Town Convention, whether or not a Lease Event of Default has occurred and is continuing, terminate any or all of the Leases and may exercise any and all of the remedies pursuant to the relevant Lease, and may take possession of all or any part of the properties covered or intended to be covered by the lien and security interest created hereby or pursuant hereto and may exclude the Mortgagor and the Lessee and all persons claiming under any of them wholly or partly therefrom. Without limiting any of the foregoing, it is understood and agreed that the Mortgagee may exercise any right of sale of the Aircraft available to it, even though it shall not have taken possession of the Aircraft and shall not have possession thereof at the time of such sale.
(b)The Lenders shall be entitled, at any sale pursuant to this Article III, to credit against any purchase price bid at such sale all or any part of the unpaid obligations owing to such Persons and secured by the lien of this Mortgage to the extent such sums would be paid in cash to such Persons under Section 2.2 hereof. In connection with any such sale, the Mortgagee agrees to provide Mortgagor and the Lenders with [***] prior written notice of such sale, which notice shall, for the purposes of the UCC in effect in any applicable jurisdiction, be deemed to be commercially reasonable.
Section 1.2Taking Possession of Aircraft, Etc.
(a)If an Event of Default shall have occurred and be continuing and the Mortgagee is otherwise entitled to exercise remedies pursuant to the terms of Section 3.1 hereof, at the request of the Mortgagee, the Mortgagor agrees that it shall promptly execute and deliver to the Mortgagee such instruments of title and other documents as the Mortgagee may deem necessary or advisable to enable the Mortgagee or an agent or representative designated by the Mortgagee, at such time or times and place or places as the Mortgagee may specify, to obtain possession of all or any part of the Collateral to which the Mortgagee shall at the time be entitled

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hereunder. If the Mortgagor shall for any reason fail to execute and deliver such instruments and documents after such request by the Mortgagee, the Mortgagee may:
(i)obtain a judgment conferring on the Mortgagee the right to immediate possession and requiring the Mortgagor to execute and deliver such instruments and documents to the Mortgagee, to the entry of which judgment the Mortgagor hereby specifically consents to the fullest extent permitted by law; and
(ii)pursue all or part of such Collateral wherever it may be found and may (subject to applicable law) enter any of the premises of Lessee wherever such Collateral may be or be supposed to be and search for such Collateral and take possession of and remove such Collateral.
All expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the lien of this Mortgage.
(b)Upon every such taking of possession, the Mortgagee may at the instruction of the Required Lenders, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modifications or alterations to and of the Collateral, as it may deem proper. In each such case, the Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify or alter the Collateral and to carry on the business and to exercise all rights and powers of the Mortgagor relating to the Collateral, as the Mortgagee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification or alteration of the Collateral or any part thereof as the Mortgagee may determine, and the Mortgagee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, products and profits of the Collateral and every part thereof, except Excluded Payments, without prejudice, however, to the right of the Mortgagee under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Mortgagee hereunder. Such tolls, rents (including Rent), revenues, issues, income, products and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification or alteration of the Collateral and of conducting the business thereof, and to make all payments which the Mortgagee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Mortgagor), and all other payments which the Mortgagee may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of all persons properly engaged and employed by the Mortgagee with respect thereto.
Section 1.3Remedies Cumulative. Each and every right, power and remedy given to the Mortgagee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Mortgagor or Lessee or to be an acquiescence therein.

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Section 1.4Discontinuance of Proceedings. In case the Mortgagee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor, the Mortgagee and Lessees shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been instituted.
Section 1.5Waiver of Past Defaults. The Mortgagee may at the instruction of the Required Lenders waive any past default hereunder and its consequences and upon any such waiver such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 1.6Appointment of Receiver. The Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and the Mortgagor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Mortgagee with respect to the Collateral.
Section 1.7Mortgagee Authorized to Execute Bills of Sale, Etc. The Mortgagor irrevocably appoints the Mortgagee the true and lawful attorney-in-fact of the Mortgagor in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery permitted hereby for the enforcement of the lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Mortgagor hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Mortgagee or any purchaser, the Mortgagor shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Mortgagee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.
Article IV

CERTAIN RIGHTS OF MORTGAGOR
Section 1.1Rights of Mortgagor. Notwithstanding any other provisions of this Mortgage, including the granting clause, the following rights shall be reserved to the Mortgagor (as separate and independent rights) to the extent described herein:
(a)at all times the Mortgagor and the Mortgagee shall each have the right (i) to receive from the Lessee all notices, certificates, reports, filings, opinions of counsel and other documents and all information which the Lessee is required to give or furnish the Mortgagor pursuant to any Basic Document and (ii) to retain any rights with respect to insurance maintained for its own account;
(b)so long as no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right together with the Mortgagee (consent of both being required except in the case of clause (ii) below) (i) to approve as satisfactory any other accountants, inspectors, engineers or counsel to render services for or issue opinions to the Mortgagor pursuant to express provisions of any Lease, (ii) to exercise inspection rights pursuant to each

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Lease (provided that if a Lease Event of Default shall have occurred and be continuing, the Mortgagor shall be permitted to exercise rights of inspection but only if the Mortgagor coordinates such inspection with the Mortgagee and such inspection does not interfere with the Mortgagee's exercise of its rights), provided that the exercise by the Mortgagor of its inspection right shall not prevent or prejudice the Mortgagee or any Finance Party from exercising its own inspection rights in any way, (iii) to notify the Lessee of its breach of any obligation under any Lease, (iv) to receive insurance proceeds payable to it in connection with any Lease, but subject to the rights of Lessee or the Mortgagee to receive proceeds directly, as set forth in such Lease and the Credit Agreement, and (v) to amend, supplement or modify any Lease;
(c)the Mortgagor shall have the nonexclusive right, as lessor, to seek specific performance of the covenants of the Lessee under each Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft, and to maintain separate insurance with respect to the Aircraft (provided that no such insurance impairs or reduces coverage under any insurance required to be maintained by the Lessee under any Lease);
(d)at all times the Mortgagor shall have the right, to the exclusion of the Mortgagee, to demand, collect, sue for or receive the payment of Excluded Payments due and payable to them;
(e)so long as both (i) no Event of Default shall have occurred and be continuing, and (ii) the Mortgagee has not delivered to Lessee a Relevant Notice, Mortgagor shall have the right to receive all rents (including Rent) and all other amounts payable to "Lessor" under each Lease; and
(f)the Mortgagor shall not terminate any Lease (or the leasing of any Aircraft under any Lease) without the prior written consent of the Mortgagee.
Notwithstanding anything to the contrary contained herein (including this Section 4.1), the Mortgagee shall have the right, to the exclusion of the Mortgagor, (A) to declare any or all of the Leases to be in default and (B) to exercise the remedies set forth in the Leases and the Lessee Consent (other than in connection with Excluded Payments) at any time that an Event of Default shall have occurred and be continuing.
Article V

REPLACEMENT ENGINES
So long as no Event of Default shall have occurred and be continuing, at any time that an Engine is to be replaced under a Lease by a "Replacement Engine" (as defined in such Lease), the Mortgagee (but only upon full compliance by the related Lessee with the requirements of such Lease and execution and delivery by the Mortgagor of an instrument in form and substance reasonably satisfactory to the Mortgagee subjecting such Replacement Engine to the Lien hereof and the registration thereof at the International Registry) shall, at the request of the Mortgagor, execute and deliver to the Mortgagor an appropriate instrument releasing such Engine from the lien of this Mortgage.

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Article VI

MISCELLANEOUS
Section 1.1Termination of Mortgage.
(a)Upon (or at any time after) payment in full of the principal amount of the Loans outstanding under the Credit Agreement, and interest thereon, Breakage Loss, if any, and all other amounts due and payable under all Basic Documents, and provided that there shall then be no other Obligations outstanding, the Mortgagor may direct the Mortgagee to execute and deliver to or as directed in writing by the Mortgagor an appropriate instrument prepared by the Mortgagor and reasonably satisfactory to the Mortgagee releasing the remaining Aircraft and other remaining Collateral from the lien of this Mortgage and releasing the remaining Leases from the assignment and pledge thereof hereunder and the Mortgagee shall execute and deliver such instrument as aforesaid and give written notice thereof to the remaining Lessees; provided that this Mortgage shall earlier terminate and this Mortgage shall be of no further force or effect upon any sale or other final disposition by the Mortgagee of all property constituting part of the Collateral and the final distribution by the Mortgagee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof.
(b)Upon (or at any time after) payment in full of the principal amount of all Loans outstanding under the Credit Agreement in respect of an Aircraft, together with interest thereon, Breakage Loss, if any, and all other amounts due in relation to the Loans in respect of such Aircraft in accordance with Section 2.9 or 2.10 of the Credit Agreement following a voluntary prepayment, Disposition or an Event of Loss thereof and provided that there shall then be no Material Default or Event of Default continuing after giving effect to such payment, the Mortgagor may direct the Mortgagee to execute and deliver to or as directed in writing by the Mortgagor an appropriate instrument prepared by the Mortgagor and reasonably satisfactory to the Mortgagee releasing such Aircraft and other related Collateral from the lien of this Mortgage and releasing the related Lease from the assignment and pledge thereof hereunder and the Mortgagee shall execute and deliver such instruments as aforesaid and give written notice thereof to any applicable Lessee.
(c)Except as aforesaid otherwise provided, this Mortgage shall continue in full force and effect in accordance with the terms hereof.
Section 1.2No Legal Title to Collateral in the Lenders. No holder of a Loan shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Loan or other right, title and interest of the Mortgagee in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.
Section 1.3Sale of Aircraft by Mortgagee Is Binding. Any sale or other conveyance of the Collateral, or any part thereof (including, without limitation, any part thereof or interest therein), by the Mortgagee made pursuant to the terms of this Mortgage shall bind the Secured Parties and shall be effective to transfer or convey all right, title and interest of the Mortgagee, the Mortgagor and such Secured Parties in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Mortgagee.
Section 1.4Mortgage for Benefit of Mortgagor and Secured Parties. Except as expressly provided herein, nothing in this Mortgage, whether express or implied, shall be

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construed to give any person other than the Mortgagor and the Secured Parties, any legal or equitable right, remedy or claim under or in respect of this Mortgage.
Section 1.5No Action Contrary to Lessee's Rights under the Leases. Notwithstanding any of the provisions of this Mortgage, the other Basic Documents or any Lease to the contrary, and so long as no Event of Default shall have occurred and be continuing, neither the Mortgagee nor the Mortgagor party to such Lease will take any action contrary to Lessee's rights under such Lease, including the right to possession and use of, and the quiet enjoyment of, the Aircraft subject to such Lease.
Section 1.6Notices; Payments. Unless otherwise expressly specified or permitted by the terms hereof, all notices and communications provided or permitted by this Mortgage shall be made, given, furnished or filed in the manner set forth in Section 12.2 of the Credit Agreement.
Section 1.7Severability. Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 1.8No Oral Modification or Continuing Waivers. No term or provision of this Mortgage may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
Section 1.9Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the permitted successors and assigns of each, as provided herein and permitted under the other Basic Documents. Any request, notice, direction, consent, waiver or other instrument or action by any Mortgagee shall bind the successors and assigns of such holder.
Section 1.10Headings. The headings of the various Articles and sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
Section 1.11Counterpart Form. This Mortgage may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.
Section 1.12Governing Law; Submission to Jurisdiction. This Mortgage shall be governed by, and construed in accordance with, the law of the State of New York. The Mortgagor and the Mortgagee hereby submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the Borough of Manhattan, New York City for the purposes of all legal proceedings arising out of or relating to this Mortgage or the transactions contemplated hereby. The Mortgagor and the Mortgagee irrevocably waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
Section 1.13Reinstatement. This Mortgage shall remain in full force and effect and continue to be effective should any petition be filed by or against the Mortgagor for liquidation

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or reorganization, should the Mortgagor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Mortgagor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
*     *     *

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IN WITNESS WHEREOF, the Mortgagee and the Mortgagor have each caused this Mortgage to be duly executed by its officers duly authorized as of the day and year first above written.

SUNRISE ASSET MANAGEMENT, LLC,
as Mortgagor
By: /s/: Robert Neal
Name: Robert Neal
Title: President, CFO, and Treasurer
[Signature Pages to Mortgage and Security Agreement]

BANK OF UTAH, not in its individual capacity but solely as Security Trustee, as Mortgagee
By: /s/: Michael Arsenault
Name: Michael Arsenault
Title: Senior Vice President

BANK OF UTAH, as Account Bank
By: /s/: Michael Arsenault
Name: Michael Arsenault
Title: Senior Vice President

[Signature Pages to Mortgage and Security Agreement]

EXHIBIT A

FORM OF MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT
MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT No. [__], dated [______], 20[__] (this "Mortgage Supplement"), between SUNRISE ASSET MANAGEMENT, LLC, a Nevada limited liability company (the "Mortgagor"), and BANK OF UTAH, not in its individual capacity but solely as security trustee for the benefit of the Secured Parties (together with its successors and assigns in such capacity, the "Mortgagee").
WHEREAS, the Mortgage and Security Agreement dated as of September 27, 2023, between the Mortgagor and the Mortgagee (as at any time modified, supplemented and in effect, the "Mortgage"; capitalized terms used herein without definition have the meanings assigned thereto therein), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly identify the Mortgagor (and bind the Mortgagor to the Mortgage) and describe the equipment and any leases that are to be subject to the Mortgage, and shall specifically mortgage such equipment and lease to the Mortgagee.
NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT WITNESSETH, that, to secure the Obligations, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged:
(A)    the Mortgagor has become a party to the Mortgage, and shall be, for all purposes, a "Mortgagor" thereunder; and
(B)    the Mortgagor has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Mortgagee, its successors and assigns, for the security and benefit of the Secured Parties, a security interest in and mortgage lien on all right, title and interest of the Mortgagor in, to and under:
(1)    the Airframe and Engines more particularly described in Annex A hereto; and
(2)    the Lease more particularly described in Annex A hereto; and
(3)    all other Collateral described in the Mortgage,
excluding, however, all Excluded Payments and the right to specifically enforce the same or to sue for damages for the breach thereof as provided in the definition of "Excluded Payments", as the case may be.
TO HAVE AND TO HOLD all and singular the aforesaid property and all other property of the Mortgagor subject to the granting clause in the Mortgage unto the Mortgagee, its successors and assigns.
This Mortgage and Security Agreement Supplement shall be construed as supplemental to the Mortgage and shall form a part of the Mortgage, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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AND, FURTHER, the Mortgagor hereby acknowledges that the Aircraft referred to in this Mortgage and Security Agreement Supplement is included in the property of the Mortgagor covered by all the terms and conditions the Mortgage as of the date hereof.
This Mortgage and Security Agreement Supplement shall in all respects be governed by, and construed in accordance with, the law of the State of New York, including all matters of construction, validity and performance.
[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Mortgage and Security Agreement Supplement No. [__] to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.
SUNRISE ASSET MANAGEMENT, LLC,
as Mortgagor
By:
Name:
Title:
BANK OF UTAH,
as Security Trustee
By:
Name:
Title:

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Annex A
to Mortgage and Security Agreement Supplement No. [__]
I.    AIRCRAFT.
AIRFRAME
One airframe identified as follows:

Manufacturer	Model	Registration Mark	Manufacturer's Serial Number

(described on the pre-populated drop down menu of the International Registry as a[n] [_________] model [__________] aircraft with manufacturer's serial number [________])
together with all Parts of whatever nature, which are from time to time incorporated or installed in or attached to said Airframe.
ENGINES
Two engines identified as follows:

Manufacturer	Manufacturer's Model	Serial Number

(described on the pre-populated drop down menu of the International Registry as [_________] model [__________] engines with manufacturer's serial numbers [______] and [______])
together with all Parts of whatever nature, which are from time to time incorporated or installed in or attached to such Engines. The above described Engines are five hundred fifty (550) or more rated takeoff horsepower or its equivalent.
II.    LEASE.
Equipment Lease No. [__] dated as of [________], 20[_], between Sunrise Asset Management LLC ("SAM"), as lessor, and Allegiant Air LLC ("Allegiant"), as lessee, with Aircraft Equipment Lease General Terms and Conditions dated as of [_________], 20[__] between SAM, as lessor, and Allegiant, as lessee attached thereto, which were recorded as one instrument by the Federal Aviation Administration ("FAA") on [__________] and assigned Conveyance No. [_____________], as amended, restated and replaced in its entirety by the following:
Aircraft Specific Lease Agreement [MSN [_____]] dated as of [_________], 20[__] between SAM, as lessor and Allegiant, as lessee with Aircraft Lease Common Terms Agreement dated as

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of [_____________] between SAM, as lessor and Allegiant, as lessee attached thereto, which were filed as one instrument with the FAA simultaneously herewith
(collectively, the "Lease").

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